EXHIBIT 10.2

                        SUBORDINATED PROMISSORY NOTE


   $3,950,000.00                                    June 30, 1998


     FOR VALUE RECEIVED, the undersigned, Stevens International, Inc., a Delaware corporation ("Maker"), whose address is 5500 Airport Freeway, Fort Worth, Texas 76117-5985, promises to pay to the order of Paul Stevens ("Payee"), whose address is P. O. Box 950, La Jolla, CA 92038, the principal sum of Three Million Nine Hundred Fifty Thousand and No/100 Dollars ($3,950,000.00), or such greater or lesser amount as may be outstanding in accordance with the provisions of this Note, together with interest on the unpaid principal balance from day to day at a per annum rate equal to the lesser of (a) the Highest Lawful Rate (as hereinafter defined), or (b) the Prime Rate (as hereinafter defined) plus two percent (2%). Interest shall accrue on any matured, unpaid amounts at the Past Due Rate.

     As used in this Note, the following terms shall have the following meanings:

          "Highest Lawful Rate" means the maximum nonusurious rate of interest per annum permitted by the law of the State of Texas, including to the extent permitted by applicable law, any amendments thereof hereafter or any new law hereafter coming into effect to the extent a higher Highest Lawful Rate is permitted thereby. For purposes of determining the Highest Lawful Rate under the applicable Laws of the State of Texas, the applicable rate ceiling shall be the "weekly ceiling" as defined in and computed in accordance with Article 5069-1D.003 of the Texas Revised Civil Statutes, as hereafter amended or supplemented. The Highest Lawful Rate shall be applied by taking into account all amounts characterized by applicable law as interest on the debt evidenced by this Note, so that the aggregate of all interest does not exceed the maximum nonusurious amount permitted by applicable law.

          "Guaranty" means the Guaranty Agreement of even date herewith executed by Stevens International, SA, a French corporation, in favor of Payee, guaranteeing the payment of the obligations of Maker under this Note and the other Subordinated Loan Documents.

          "Past  Due  Rate"  means a rate per annum equal to the Highest
     Lawful Rate.

          "Primary   Security"  means   the   Zerand  Holdback  and  the
     collateral covered by the Walnut Mortgage and the SSMI Pledge.

          "Prime  Rate"   means   the   rate  per  annum  most  recently
     established  by  Wells  Fargo  Bank,  National  Association, as its
     "prime rate".

          "Revolving Credit Facility" means the line of credit available to Maker under the Senior Loan Agreement in the maximum amount of $7,500,000.00.

          "Schlichter Mortgage" means that certain Mortgage, Assignment of Leases and Rents and Security Agreement, of even date herewith, executed by Maker and granting to Payee a second priority mortgage lien against the real property located at 2175 Schlichter Dr., Hamilton, Butler County, Ohio, 45011, as more particularly described in the Schlichter Mortgage.

          "Security Agreement" means that certain Security Agreement, of even date herewith, executed by Maker in favor of Payee, granting to Payee (a) a first priority security interest in and to the Zerand Holdback, and all proceeds thereof, and (b) a second and subordinate security interest in and to the accounts, rights to payment, contract rights, chattel paper, general intangibles, inventory, equipment and other goods and personal property of Maker, whether now owned or hereafter acquired, and all proceeds thereof.

          "Security Documents" means, collectively, the Security Agreement, the SSMI Pledge, the Walnut Mortgage, the Texas Mortgage, the Schlichter Mortgage and all other mortgages, security agreements and other instruments and agreements under or pursuant to which a security interest is now or hereafter granted to Payee to secure Maker s payment of this Note and the performance of its other obligations under the Subordinated Loan Documents.

          "Senior Lender" means Wells Fargo Bank, National Association.

          "Senior Loan Agreement" means that certain Loan Agreement, of even date herewith, by and between Maker and Senior Lender, providing for the extension to Maker by Senior Lender of the Term Loan and the Revolving Credit Facility.

          "SSMI"    means   Societe   Specialisee   dans   le   Materiel
     d'Imprimerie, a French corporation.

          "SSMI Pledge" means that certain Pledge Agreement, of even date herewith, executed by Stevens International, SA, a French corporation, pledging to Payee as security for the payment of the Note, (a) all of the issued and outstanding shares evidencing 100% of the ownership interest in SSMI (or such lesser percentage as may be required to comply with applicable laws as provided in the SSMI Pledge), and all proceeds thereof, and (b) all proceeds payable to the holder of the ownership interest in SSMI as a result of a sale or other disposition of all or any substantial portion of the assets of SSMI.

          "Subordinated Loan Documents" means this Note, the Security Documents and the Guaranty.

          "Subordination Agreement" means that certain Subordination Agreement of even date herewith by and among Maker, Payer and Senior Lender, providing for the subordination of the indebtedness of Maker to Payee under the Subordinated Loan Documents to the indebtedness and obligations of Maker to Lender under or pursuant to the Senior Loan Agreement, subject to the rights of priority of Payee with respect to the Primary Security and the proceeds thereof.

          "Term Loan" means the term loan extended to Maker by Senior Lender pursuant to the Senior Loan Agreement in the amount of $4,000,000.00.

          "Texas Mortgage" means that certain Deed of Trust and Security Agreement, of even date herewith, executed by Maker in favor of

     Charles D. Maguire, Trustee for the benefit of Payee, granting a deed of trust lien (and power of sale) against the real property located at 5700 Belknap, Fort Worth, Tarrant County, Texas, 76117 as more particularly described in the Texas mortgage.

          "Walnut Mortgage" means that certain Mortgage, Assignment of Leases and Rents and Security Agreement, of even date herewith, executed by Maker and granting to Payee a first priority mortgage lien against the real property located at 851 Walnut, Hamilton, Butler County, Ohio, 45011 as more particularly described in the Walnut Mortgage.

          "Warrant" means a Warrant from Maker in favor of Payee for the purchase of up to One Million shares of the common stock of Maker at $.01 per share.

          "Zerand Holdback" means (a) all rights, titles and interests of Maker in and to that certain Escrow Agreement by and among Valumaco Incorporated, a Delaware corporation ("Valumaco"), Maker and Banca Commerciale Italiana, New York Branch (the "Escrow Agent"), and the "Deposit" and the "Escrowed Funds" thereunder (as defined therein) and (b) all rights, titles and interests of Maker in and to the "earn-out" provision (Section 2.5) of that certain Sale and Purchase Agreement Concerning the Zerand Division of Stevens International, Inc., between Maker, as seller, and Valumaco, as buyer, dated April 14, 1998.


     Interest accrued on the principal balance of this Note shall be due and payable in arrears quarterly commencing September 30, 1998 and continuing on the last day of each calendar quarter thereafter until the principal balance of this Note has been paid in full, subject to the subordination provisions contained in the Subordination Agreement. The principal balance of this Note and all accrued and unpaid interest hereon shall be due and payable in full on June 30, 2000.

     Payments of interest due under this Note may be made by Maker, at its option, either (a) in lawful money of the United States of America in immediately available funds, or (b) if there has occurred an Event of Default (defined below) which is then continuing and by virtue of which the payment of interest under this Note is prohibited under the Subordination Agreement, by delivery to Payee by Maker of a request for a principal advance under this Note to be applied to the payment of such accrued interest (an "Interest Payment Advance"), in either case delivered to Payee at P.O. Box 950, La Jolla, California, 92122, or in accordance with such other directions or at such other address as Payee may notify Maker in writing from time to time.

     Each Interest Payment Advance shall be recorded by Payee on the Schedule of Advances attached hereto as Exhibit A, but Payee's failure to so record any such Interest Payment Advance shall not relieve Maker of its obligation to repay any such Interest Payment Advance in accordance with the terms applicable to the obligations evidenced by this Note.

     Mandatory payments of principal under this Note shall be due and payable immediately upon Maker s receipt, and to the extent of, any proceeds (of any nature whatsoever) from the sale or other disposition of any of the Primary Security (less the reasonably and customary expenses incurred by Maker in connection therewith).

     Maker shall have the right to prepay this Note at any time, in whole or in part, without premium or penalty, provided that each such prepayment shall be payable in lawful money of the United States of America in immediately available funds, and each such prepayment shall be applied first to accrued and unpaid interest and next to the principal balance of this Note.

     The proceeds of the indebtedness evidenced by this Note shall be used solely for the following purposes:

          (a) The amount of $2,500,000.00 shall be advanced by Maker concurrently with (and contingent upon) the advance of the proceeds of the Term Loan to retire, release and discharge in full the indebtedness, obligations and security interests of Maker in favor of Mutual of NewYork and Aetna Life Insurance Company; and

          (b) The renewal and extension of that certain promissory note in the original principal amount of $950,000.00, executed by Maker and payable to the order of Payee, dated ________________________ .

          (c) The amount of $500,000.00 (or such lesser amount as may be advanced) to finance such of Maker's accounts receivable, outside of the Revolving Credit Facility, as Payee shall approve in its sole discretion.

     The indebtedness evidenced by this Note is guaranteed by the Guaranty and secured by the Security Documents, and is entitled to the benefits thereof. In addition, Maker agrees to issue to Payee the Warrant within thirty (30) days following the date of this Note, conditioned upon the obtainment by Maker of an opinion of an independent firm as to the "fairness" of such issuance, which Warrant (and all related documentation) shall be in form and substance acceptable to Payee in all respects.

     Without notice or demand (which are hereby waived), the entire unpaid principal balance of, and all accrued interest on, this Note shall immediately become due and payable at the option of the holder hereof upon the occurrence of any of the following events ("Events of Default"):

          (a) The failure or refusal of Maker to make any payment of this Note on the date when due in accordance with the terms hereof and the continuance of such failure for a period of ten (10) days following Maker s receipt of written notice of such failure from Payee.

          (b) The failure or refusal of Maker to punctually and properly perform, observe and comply in all material respects with each covenant, agreement or condition contained herein or in any document, instrument or agreement executed in connection herewith and the breach of such covenant, agreement or condition is not cured to Payee's satisfaction within 30 days after Maker's receipt of written notice of such breach from Payee.

          (c) Maker shall (i) execute an assignment for the benefit of creditors, or (ii) admit in writing its inability, or otherwise, fail, to pay its debts generally as they become due or (iii) suffer the appointment of a receiver, trustee, custodian or similar fiduciary.

          (d) Any petition for an order for relief shall be filed by or against Maker under the United States Bankruptcy Code (if filed against Maker, and the continuation of such proceeding for more than sixty (60) days).

          (e) An event of default shall occur under the Senior Loan Agreement which results in the acceleration of the indebtedness evidenced by the Senior Loan Agreement.

     If an Event of Default shall occur, the holder of this Note may proceed to protect and enforce any and all rights it may have, whether by contract, at law or in equity, including but not limited the foreclosure of its liens and security interests securing payment hereof and the exercise any of its other rights, powers and remedies under this Note, under any other Subordianted Loan Document.

     All of the rights, remedies, powers and privileges (together, "Rights") of the holder hereof provided for in this Note and in any other Subordiante Loan Document are cumulative of each other and of any and all other Rights at law or in equity. The resort to any Right shall not prevent the concurrent or subsequent employment of any other appropriate Right. No single or partial exercise of any Right shall exhaust it, or preclude any other or further exercise thereof, and every Right may be exercised at any time and from time to time. No failure by the holder hereof to exercise, nor delay in exercising any Right, including but not limited to the right to accelerate the maturity of this Note, shall be construed as a waiver of any Default or as a waiver of the Right. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the right of the holder hereof to accelerate the maturity of this Note or to exercise any other Right at the time or at any subsequent time, or nullify any prior exercise of any such Right, or (ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect.

     If any holder of this Note retains an attorney in connection with any Event of Default or at maturity or to collect, enforce or defend this Note or any other Subordinated Loan Document in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder in connection with this Note or any other Subordinated Loan Document and does not prevail, then Maker agrees to pay to each such holder, in addition to principal, interest and any other sums owing to holder under the Subordianted Loan Documents, all reasonable costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including reasonable attorneys' fees.

     Each notice, request and demand to be given pursuant to the provisions of this Note shall be deemed given or made, if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid, or, if sent by any other means, upon delivery, in each case to the address of Debtor given above, or to such other address as any party may designate by written notice to the other party.
   .
     Maker, and each surety, endorser, guarantor, and other party ever liable for the payment of any sum of money payable on this Note jointly and severally at all times waive presentment, protest, notice of nonpayment, notice of intention to accelerate and of acceleration, notice of protest and nonpayment or dishonor, notice of intent to demand, diligence in collecting, and grace, and consent to all extensions without notice for any period or periods of time and partial payments before or after maturity, without prejudice to the holder.

     THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THE SUBORDINATION AGREEMENT TO THE OBLIGATIONS (INCLUDING INTEREST) OWED BY PAYEE TO THE HOLDER OF THE NOTES ISSUED PURSUANT TO THE SENIOR LOAN AGREEMENT AS THE SAME HAS BEEN AND HEREAFTER MAY BE SUPPLEMENTED, MODIFIED OR AMENDED FROM TIME TO TIME; AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

     This note is being executed and delivered in the State of Texas, and the laws of such state shall govern the construction validity, enforcement and interpretation hereof, except to the extent federal laws otherwise govern the validity, construction, enforcement and limitation hereof.

     All   of  the  covenants,  stipulations,  promises  and  agreements contained in this Note by or on behalf of Maker shall bind its successors and assigns, whether so expressed or not.

     Regardless of any provision contained herein, or in any document executed in connection herewith, Payee shall never be entitled to receive, collect, or apply, as interest on the indebtedness evidenced hereby, any amount in excess of the Highest Lawful Rate, and in the event Payee ever receives, collects, or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if, the principal hereof is paid in full, any remaining excess shall be refunded to Maker. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest,
   (b)  exclude  voluntary  prepayments  and  the  effects  thereof, and
   (c) prorate, allocate, and spread, the total amount of interest throughout the entire contemplated term hereof, provided, that if the principal balance hereof is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, Payee shall either apply or refund to Maker the amount of such excess as herein provided, and in such event, Payee shall not be subject to any penalties provided by any laws for contracting for, charging, or receiving interest in excess of the Highest Lawful Rate.

     THIS NOTE REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first above written.


                              STEVENS INTERNATIONAL, INC.


                              By: ________________________________
                                   Richard Stevens
                                        President

                   SCHEDULE OF INTEREST PAYMENT ADVANCES

   Beginning                                                   Ending
Principal Balance    Date    Interest Payment Advance     Principal Balance